UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2023

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SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-36401	39-1975614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1475 West 9000 South, Suite A

West Jordan, Utah 84088

(Address of Principal Executive Offices) (Zip Code)

(801) 566-6681

(Registrant's telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Steven W. Sansom as a Director

On September 15, 2023, the Board of Directors (the “Board”) of Sportsman’s Warehouse Holdings, Inc. (the “Company”) appointed Steven W. Sansom to serve on the Board as an independent Class I director, effective immediately, to serve until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and until his successor is duly elected and qualified. The Board also appointed Mr. Sansom to serve on the Compensation Committee of the Board.

Mr. Sansom, 54, has served as the founder and chairman of Steel Grove Capital Advisors and Steel Grove Family Office in Memphis, Tennessee since September 2001. Mr. Sansom was also a founder, principal and member of the board of directors of Center Coast Capital Advisors, an independent investor in United States mid-stream energy infrastructure assets, from November 2007 until its merger with Brookfield Asset Management in February 2018. Mr. Sansom also served as a vice president of Goldman Sachs & Co. in New York, New York and Memphis, Tennessee between August 1993 and September 2001. Mr. Sansom began his career at Merrill Lynch Global Capital Markets in the Institutional Equity Capital Markets Group in New York, New York from August 1991 to September 1993. Mr. Sansom currently serves on the Executive Advisory Board of Brown Brothers Harriman Capital Partners, the middle markets private equity investment group at Brown Brothers Harriman & Co. in New York, New York. Mr. Sansom is a member of several additional boards of directors, including the advisory board of Axxes Capital, a private markets investment firm. He also previously served on Charles Schwab & Co. Institutional Advisory Board in San Francisco, California. Mr. Sansom received a bachelor’s degree in Business from Millsaps College. The Company believes that Mr. Sansom’s decades of experience as an investor, board member and executive leader across a variety of industries, along with his service in senior positions at high-growth businesses in the logistics and real estate sectors and his capital allocation expertise gained in such roles, makes him a valuable member of the Board.

In connection with his service as a director, Mr. Sansom will receive the Company’s standard non-employee director cash and equity compensation under its Non-Employee Directors’ Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2023. Pursuant to the Non-Employee Directors’ Compensation Policy, the Board approved a pro-rated annual grant to be made to Mr. Sansom on September 15, 2023 of restricted stock units with a fair market value equal to $61,712.

Mr. Sansom also entered into an indemnification agreement with the Company in the form previously approved by the Board and filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 8, 2019.

There is no arrangement or understanding between Mr. Sansom and any other person pursuant to which Mr. Sansom was appointed as a member of the Board, and Mr. Sansom has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 19, 2023, the Company issued a press release announcing the appointment of Mr. Sansom to the Board, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release dated September 19, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

Date: September 19, 2023	By:	/s/ Jeff White
Jeff White
Secretary and Chief Financial Officer